                                   EXHIBIT 99
                                   ----------


PRESS RELEASE                     FOR IMMEDIATE RELEASE
                                  ---------------------
                                  Contact: Preston Bair, Chief Financial Officer
                                  Telephone: (740) 622-0444


                     HOME LOAN FINANCIAL CORPORATION REPORTS
                EARNINGS FOR THE QUARTER ENDED DECEMBER 31, 2004

Coshocton, Ohio, January 19, 2005 - Home Loan Financial Corporation (Nasdaq:HLFC), the parent company of The Home Loan Savings Bank, today announced net income of $416,000, or $0.26 basic and diluted earnings per share, for the quarter ended December 31, 2004, compared to net income of $429,000, or $.27 basic and diluted earnings per share, for the quarter ended December 31, 2004, a decrease of $13,000, or 3.04%.

         The decrease in earnings for the quarter ended December 31, 2004, compared with December 31, 2003, was primarily attributable to an increase in the provision for loan losses of $60,000, partially offset by an increase in net interest income of $43,000.
The increase in the provision for loan losses compared to December 31, 2003 was primarily due to the increase in nonperforming loans at December 31, 2004. The increase in net interest income was primarily due to an increase in average earning assets partially offset by a decrease in the net interest margin. The net interest margin for the three months ended December 31, 2004 was 3.94% compared to 3.99% for the three months ended December 31, 2003.

         Return on average equity and return on average assets for the six months ended December 31, 2004 were 7.25% and 1.03%, respectively. The book value of HLFC's common stock was $13.51 per share as of December 31, 2004 compared to $13.27 per share as of December 31, 2003, an increase of $0.24, or 1.81%.

         Total assets at December 31, 2004 were $160.3 million compared to June 30, 2004 assets of $160.0 million, an increase of $300,000, or 0.16%. The increase in total assets was primarily in premises and equipment, which increased $756,000 and loans, net which increased $403,000, partially offset by a decrease of $714,000 in cash and cash equivalents. The increase in premises and equipment was due to the construction of the Mount Vernon branch, which opened in January 2005. Total deposits at December 31, 2004 were $86.5 million compared to June 30, 2004 deposits of $87.9 million, a decrease of $1.4 million, or 1.6%. Total equity at December 31, 2004 was $22.8 million compared to $22.3 million at June 30, 2004.

         Home Loan Financial Corporation and The Home Loan Savings Bank are headquartered at 401 Main Street, Coshocton, Ohio 43812. The Bank has two offices in Coshocton, Ohio, a branch in West Lafayette, Ohio and a branch in Mount Vernon, Ohio.

                         HOME LOAN FINANCIAL CORPORATION
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                             December 31, 2004         June 30, 2004
                                                             -----------------         -------------
ASSETS
Cash and cash equivalents                                        $   2,561,100         $   3,275,185
Securities available for sale                                        7,266,280             7,105,703
Mortgage-backed securities available for sale                        9,673,990            10,321,735
Federal Home Loan Bank stock                                         2,299,000             2,250,700
Loans, net                                                         131,952,499           131,549,778
Premises and equipment                                               2,136,441             1,380,927
Accrued interest receivable                                            743,954               719,141
Bank owned life insurance                                            3,082,396             3,016,864
Other assets                                                           571,827               410,239
                                                                 -------------         -------------
 Total assets                                                    $ 160,287,487         $ 160,030,272
                                                                 =============         =============


LIABILITIES
Deposits                                                         $  86,487,823         $  87,853,639
Federal Home Loan Bank advances                                     49,734,350            48,756,389
Accrued interest payable                                               537,334               503,994
Accrued expenses and other liabilities                                 710,674               606,824
                                                                 -------------         -------------
 Total liabilities                                                 137,470,181           137,720,846

SHAREHOLDERS' EQUITY
Preferred stock, no par value, 500,000 shares authorized,
  none outstanding                                                          --                    --
Common stock, no par value, 9,500,000 shares authorized,
  2,248,250 shares issued                                                   --                    --
Additional paid-in capital                                          14,639,594            14,508,999
Retained earnings                                                   14,678,422            14,722,513
Unearned employee stock ownership plan shares                         (627,577)             (773,982)
Unearned recognition and retention plan shares                        (176,910)             (189,779)
Treasury stock, at cost - 559,343 shares at                         (5,799,467)           (5,818,102)
  December 31, 2004 and 566,543 shares at
  June 30, 2004
Accumulated other comprehensive income                                 103,244              (140,223)
                                                                 -------------         -------------
     Total shareholders' equity                                     22,817,306            22,309,426
                                                                 -------------         -------------
         Total liabilities and shareholders' equity              $ 160,287,487         $ 160,030,272
                                                                 =============         =============

                        CONSOLIDATED STATEMENTS OF INCOME

                                             Three Months Ended                   Six Months Ended
                                                December 31,                        December 31,
                                                ------------                        ------------
                                           2004              2003              2004              2003
                                           ----              ----              ----              ----
Total interest income                   $2,411,891        $2,360,640        $4,815,769        $4,791,665
Total interest  expense                    920,572           912,689         1,834,641         1,851,260
                                        ----------        ----------        ----------        ----------
       Net interest income               1,491,319         1,447,951         2,981,128         2,940,405
Provision for loan losses                   90,000            30,000           211,000            45,000
                                        ----------        ----------        ----------        ----------
       Net interest income after
       provision for loan losses         1,401,319         1,417,951         2,770,128         2,895,405
Total noninterest income                   203,254           182,724           431,967           406,403
Total noninterest expense                  964,488           950,069         1,933,755         1,903,278
                                        ----------        ----------        ----------        ----------
Income before income
      tax expense                          640,085           650,606         1,268,340         1,398,530
Income tax expense                         224,400           221,900           442,100           474,900
                                        ----------        ----------        ----------        ----------
      Net income                        $  415,685        $  428,706        $  826,240        $  923,630
                                        ==========        ==========        ==========        ==========

Basic earnings per share                $      .26        $      .27        $      .51        $      .59
                                        ==========        ==========        ==========        ==========

Diluted earnings per share              $      .26        $      .27        $      .51        $      .58
                                        ==========        ==========        ==========        ==========


                              KEY OPERATING RATIOS

                                                At or For The                       At or For The
                                              Three Months Ended                  Six Months Ended
                                                 December 31,                        December 31,
                                                 ------------                        ------------
                                            2004              2003              2004              2003
                                            ----              ----              ----              ----

Net interest margin                           3.94%             3.99%             3.93%             4.08%
Return on average assets                      1.03%             1.15%             1.03%             1.24%
Return on average equity                      7.26%             7.76%             7.25%             8.38%
Total equity to total assets                 14.24%            14.84%            14.24%            14.84%
Common shares outstanding                1,688,907         1,673,570         1,688,907         1,673,570
Book value per share                        $13.51            $13.27            $13.51            $13.27
Nonperforming assets to
         total assets                         1.32%             1.01%             1.32%             1.01%